                                                               EXHIBIT 10-B (ii)

SUPPLEMENTAL CO-PROMOTION AGREEMENT

This Agreement is made as of the 13TH day of February, 1991, by and between Roxane Laboratories, Inc., a Delaware corporation having its principal place of business at 1809 North Wilson Road, P.O. Box 16532, Columbus, Ohio 43216 (hereinafter "ROXANE") and UNIMED, INC., a Delaware corporation having its principal place of business at 35 Columbia Road, Somerville, New Jersey 08876 (hereinafter "UNIMED").

WITNESSETH:

WHEREAS, UNIMED is currently the holder of an approved New Drug Application ("NDA") for dronabinol;

WHEREAS, an agreement between the parties dated February 12, 1986, as supplemented by an agreement between the parties dated November 26, 1990, appointed ROXANE the exclusive distributor in the United States and Canada of dronabinol which it markets under the trade name MARINOL(R); and

WHEREAS, the parties desire to supplement the aforesaid agreements to provide for the cc-promotion of dronabinol in the United States but maintain ROXANE as the exclusive distributor of dronabinol;

NOW, THEREFORE, in consideration of the representations and mutual undertakings and covenants hereinafter set forth, the parties hereby agree as follows:


ARTICLE I - DEFINITIONS

The following terms shall have the following meanings for all purposes of this
Agreement:

1.1 "Affiliate" shall mean any person, firm, or corporation which controls, is controlled by or is under common control with ROXANE or UNIMED. Control shall mean either the direct or indirect ownership of fifty (50%) percent or more of the voting stock of the subject entity.

1.2 "Agreement" shall mean this Go-Promotion Agreement, as executed or as it may hereinafter be supplemented or amended, from time to time, in accordance with the terms hereof.

1.3 "Product" shall mean Marinol(R) (dronabinol), and any improvements by UNIMED thereto.

1.4 "FDA" shall mean the United States Food and Drug Administration.

1.5 "DEA" shall mean the United States Drug Enforcement Agency.

1.6 "NDA" shall mean the new drug application.

1.7 "Co-promote" or "Co-Promotion" shall mean the act of making sales calls to promote the Product to physicians, pharmacists, nurses or other members of the health care community in the United States during the term of this Agreement.

ARTICLE II -- AMENDMENT OF PRIOR AGREEMENTS

2.1 The prior agreements between the parties dated February 12, 1986 and November 26, 1990 are hereby amended far the sole purpose of permitting UNIMED to be a non-affiliated co-promoter with ROXANE of the Product in the United States for the term of this Agreement.

2.2 ROXANE shall remain the exclusive distributor of the Product, with sole responsibility for establishing the marketing plan and promotional strategy for the Product as well as Product pricing, sales terms and conditions of sale. All provisions of the prior agreements which are not superseded by this Agreement shall remain in full force and effect.

2.3 ROXANE hereby grants to UNIMED the right to Co-promote the Product jointly with ROXANE in the United States; said right shall extend to all indications, dosage-forms, formulations, and combinations containing dronabinol which are approved by the FDA to which UNIMED or its affiliates have rights during the term of this Agreement.

ARTICLE III - PROMOTION AND TRAINING

3.1 UNIMED agrees that it shall have a field sales force consisting of ten (10) sales representatives to Co-promote the PRODUCT. UNIMED shall at its own expense, and not later than ninety (90) days from the date of this Agreement, hire no less than six (6) sales representatives to Co-promote the PRODUCT. UNIMED agrees to commence promoting the Product as soon as its first six (6) sales representatives have been trained by ROXANE as hereinafter provided. UNIMED's sales representatives shall be full-time employees, who devote all of their efforts to the promotion of the Product and/or other UNIMED pharmaceuticals, including any other pharmaceuticals co-promoted by UNINED. Any expenses incurred by UNIMED's sales representatives during its Co-promotional activities shall be paid by UNIMED. In the event that UNIMED's sales force detailing this Product shall number less than six (6) for a period exceeding sixty (60) days, ROXANE shall have the option of terminating this Agreement. UNIMED agrees to submit its sales representatives to ROXANE for training and education with respect to the Product, which training shall not exceed two (2) consecutive days; the training will not be unlike the training ROXANE provides to its own sales representatives. The costs to develop the training materials and of the actual training shall be paid by ROXANE. Any incidental expense, including the costs for the transportation, food and lodging incurred in training UNIMED's personnel shall be paid by UNIMED. The parties shall mutually agree as to the time of training and education, including continuing education; it being recognized that training will be provided in Columbus, Ohio, unless otherwise agreed, as soon as ROXANE can reasonably schedule such training after notification from UNIMED that it has a sufficient number of personnel to fill a training class. The initial training class to consist of not less than six (6) persons and all subsequent classes to consist of not less than two(2) persons.

3.2 ROXANE will not later than twenty-one (21) days after the execution of the Agreement provide to UNIMED a list of those physicians, pharmacists, nurses, hospitals, hospices, and other members of the health care community it does not wish UNIMED's sales representatives to call upon for the purpose of making sales calls on the Product. Thereafter, from time to time a supplemental list of those persons and places not to be called upon by UNIMED for the purpose of making sales calls on the Product shall be prepared by ROXANE and provided to UNIMED. While ROXANE shall have the right to identify any person and/or place not to be called upon, such supplemental list(s) shall not be so extensive so as to substantially interfere with UNIMED's sales representatives ability to Co-promote the PRODUCT. UNIMED agrees to not call upon any of the persons and places so identified by ROXANE. UNIMED agrees to keep for a two(2) year period, a record of each sales call made by its sales representatives; such record shall identify the date of the sales call and the name and professional status, (i.e. MD, DO, RPH, RN, etc.) of the person called upon. UNIMED agrees to average no fewer than seventy (70) sales calls to physicians per sales representative per month during the term of this Agreement, for the PRODUCT. ROXANE shall have the right to periodically audit UNIMED's call records to determine that the minimum monthly number of sales calls have been made and that no persons identified on the aforementioned lists have been called upon. The audits shall be conducted at ROXANE's expense, upon written request during normal business hours.

3.3 ROXANE shall not less than three (3) times per year, and more frequently at the reasonable request of either party, meet with representatives of UNIMED to discuss the current marketing plan and promotional strategy and the marketing plan and promotional strategy for the prior four (4) month period. During these meetings UNI~ED shall advise ROXANE of any ideas or strategies it believes will enhance the sale of the PRODUCT. The parties agree that ROXANE shall have the final decision making authority with respect to the marketing plan and promotional strategy. It is understood that each party shall bear all its own costs for personnel attending such periodic meetings. It is also agreed that the aforementioned meetings shall be the only forum for the personnel of both parties to meet to discuss the PRODUCT's marketing plan and strategy.


3.4 UNIMED agrees to strictly follow ROXANE's marketing plan and promotional strategy for the Product as ROXANE may from time to time determine. The marketing plan shall, among other things, identify which seminars, conventions and conferences shall be part of the promotional strategy for the Product and the role of each co-promoter in such seminars, conventions and conferences. UNIMED shall not be forced to expend any monies to participate in such seminars, conventions and conferences without its prior approval. The marketing plan will be provided to UNIMED sufficiently in advance of implementation so that UNIMED can strictly adhere to any and all of ROXANE's marketing instructions in areas which shall include, but not be limited to, all sales calls to physicians, pharmacists, nurses or any other members of the health care community.

ROXANE shall be solely responsible for direct mail, telephone sales calls, seminars, meetings and conferences, company-sponsored speakers programs, visual aids, journal than the FDA and/or DEA, as well as all contacts with hospital and retail buying groups, and the selection of, calls on, distributors for the Product, Under no circumstances shall UNIMED's sales force discuss with any customer or potential customer, any existing or potential contract concerning the Product.

3.5 UNIMED agrees that it will not use in its promotion any promotional materials, sales aids, educational materials, scientific reprints or any audio, visual or written matter which has not been prepared and furnished by ROXANE nor shall UNIMED in any manner alter the promotional or advertising materials which have been provided by ROXANE. ROXANE agrees to provide UNIMED with all of the materials prepared by it to Co-promote the Product. Quantities of the aforementioned materials shall be provided to UNIMED, sufficiently in advance of the planned implementation dates, so that UNIMED's sales representatives can properly incorporate such materials into their sales presentations. From time to time after a marketing plan and promotional strategy has been implemented ROXANE may find it necessary to offer its sales representatives clarification, reinforcement, or additional information. Such communications will be sent to UNINED's home office for transmittal to their sales representatives.

3.6 All questions, inquiries and information regarding the Product received by UNIMED or its sales representatives shall be forwarded by UNIMED to ROXANE as soon as possible after receipt. Questions and inquiries concerning scientific or medical issues, including adverse event reports Shall be forwarded to ROXANE's Vice President of Medical Affairs. Questions and inquiries concerning sales, marketing and potential new distributors shall be forwarded to ROXANE's Vice President of Sales and Marketing. UNIMED's sales representatives shall not take orders for the Product, but shall instead refer such customers or potential customers to a ROXANE distributor nor shall they contact a ROXANE distributor for any reason concerning the Product. ROXANE shall provide UNIMED, from time to time, with a current list of its distributors, including their addresses.

3.7 ROXANE agrees to provide to UNIMED a monthly sales report that is mutually acceptable to both parties.

3.8 UNIMED will forward to ROXANE, any request for formal or informal clinical studies.

3.9 Each party shall in its sole discretion be free to hire sales representatives and to determine the qualifications, salaries, and duties of those sales representatives.

3.10 Each party will furnish to the other the names and addresses of the sales representatives. This information will be updated as sales representatives are hired or terminated. Each party agrees to instruct its respective sales forces that they shall not meet to discuss the promotion of the PRODUCT, provided that inadvertent contacts shall not constitute a breach of this Agreement.

All communications to the ROXANE or UNIMED sales representatives will be made only by their respective managements.


ARTICLE IV - INDEMNIFICATION

4.1 Notwithstanding anything in this Agreement or the agreements dated February 12, 1986 and dated November 26, 1990 to the contrary, UNIMED represents and warrants to ROXANE that it will limit its promotional activities to the materials provided by ROXANE and that it will follow ROXANE'S marketing plan and promotional strategy.

4.2 UNIMED agrees to indemnify ROXANE and hold it harmless from and against any claims, damages, liabilities, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action including reasonable attorneys' fees, arising out of UNIMED's breach of the warranties set forth in Paragraphs
4.1 and 7.2 or which results from the negligent acts or willful malfeasance of UNIMED in promoting the Product in a manner inconsistent with the Products labeling or promotional or other materials supplied by ROXANE.

4.3 ROXANE agrees to indemnify UNIMED and hold it harmless from and against any claims, damages, liability, harm, loss, costs, penalties, lawsuits, threats of lawsuit, recalls or other governmental action, including reasonable attorney's fees which arises as the result of UNIMED's use of promotional materials, provided by ROXANE, which fails to conform to applicable law.

4.4 Notwithstanding the above provisions of this Article, in the event of a breach of this Agreement by UNIMED, other than a breach of Paragraph 3.4 or 3.5, which breach UNIMED shall have failed to remedy within thirty (30) days after notice thereof, this Agreement shall be considered null and void. In addition, in such event, the February 12, 1986 agreement shall be fully reinstated in full force and effect including Paragraph 2.1 thereof which appoints ROXANE as exclusive distributor of Product in the Territory.

4.5 The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which either party may have under their respective insurance coverages.


ARTICLE V  TERMINATION

5.1 Because in its performance of this Agreement UNIMED will be making sales calls on physicians and others bearing sales materials of ROXANE with ROXANE's name and logo, in the event UNIMED wishes to detail, market or promote any narcotic analgesic and/or narcotic topical anesthetic product, identified on Schedule A, a copy of which is attached hereto and made a part hereof. UNIMED will inform ROXANE in writing of its intent to do so no earlier than six (6) months prior thereto. In such event ROXANE shall have the option, at its sole discretion, within 120 days of being so informed, to terminate this Agreement.

5.2 UNIMED may terminate this Agreement upon thirty (30) days prior notice.

5.3 In the event of termination of this Agreement by either party for any reason, the February 12, 1986 agreement shall be fully reinstated in full force and effect however the continuing obligations set forth under Articles IV and VI shall survive.

5.4 Termination of this Agreement shall be without prejudice to any remedies which either party may then or thereafter have hereunder at law or in equity. The act of termination, however, shall not create liability on either party.


ARTTCLE VI - CONFIDENTIALITY

6.1 Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement, each party agrees that it will take such precautions as it normally takes with its own confidential or proprietary information to keep confidential and not to publish or otherwise disclose to a third party except as permitted or anticipated herein, any information of a confidential or proprietary nature furnished by the other party to it in connection with this Agreement, including, without limitation, technology, marketing strategy, specifications, product information, pre-clinical and clinical data, inventions, processes, know-how, sales force information, sales data, plans, trade secrets, call lists, business information, and adverse reaction reports (together called "Confidential Information") without the prior written consent of the other party, except to the extent that such Confidential Information is required to be disclosed for the purpose of complying with law or government regulations. Nothing in this Paragraph shall prevent disclosure or use by the receiving party of the Confidential Information of the other party that:
        (i) was known or used by the receiving party, as evidenced by its written records made prior to the time of receipt hereunder;

        (ii) either before or after the time of disclosure becomes known to the public other than by an unauthorized act or omission of the receiving party or its Affiliates, employees or agents;

        (iii) lawfully is disclosed to a third party having the right Confidential Information; or

        (iv) that may be developed by the receiving party independently from the Confidential Information provided by the other party hereto as evidenced by the receiving party's written records.

Notwithstanding the restrictions set forth in this paragraph, each party shall be entitled at all times to use all Confidential Information provided by the other party in order to perform its obligations or exercise its rights under this Agreement.


ARTICLE VII -- REASONABLE EFFORTS AND ADHERENCE TO LAWS

7.1 UNIMED warrants that it shall use reasonable efforts to co-promote the Product in the United States.

7.2 Each party warrants that it will conform to all applicable law in its activities pursuant to this Agreement.


ARTICLE VIII - FORCE MAJEURE

8.1 Neither party shall be considered in default or be liable to the other for any delay in performance or non-performance caused by circumstances beyond the control of the party, including but not limited to Acts of God, fire, flood, war, order of any court, or other causes which cannot be controlled by the party who failed to perform.

ARTICLE IX - ASSIGNMENT

9.1 This Agreement, may not be assigned by either party without the prior written consent of the other.

ARTICLE X - MISCELLANEOUS

10.1 The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are invalid or unenforceable shall substantially impair the value of the whole Agreement to either party.

10.2 Neither ROXANE nor UNIMED shall publicly disclose the specific terms of this Agreement other than what may be required by the Securities Exchange Commission (SEC). Except as required by SEC filings the transactions contemplated hereby or performance hereunder, shall not be disclosed without: first obtaining the written consent of the other party hereto unless there has been a prior public disclosure of the information being disclosed by the other party or with the other party's consent.

10.3 It is understood and agreed that neither party shall attempt to employ or employ any person then currently on the other's staff who is currently or has been involved within the preceding twenty-four (24) months in the marketing, sale or promotion of the Product during the term of this Agreement and for a period of twenty-four (24) months after the termination of this Agreement or any renewal thereof.

10.4 UNIMED sales representatives are to be instructed not to discuss their compensation plan with any ROXANE sales representative in the event there is coincidental contact in the normal course of business.

10.5 This Agreement sets forth the entire Agreement of the parties respecting its subject matter and supersedes all previous oral or written agreements between the parties on such subject matter. No provision of this Agreement may be modified or waived except in a writing duly executed by both parties.

10.6 Any and all communications required as provided for in this Agreement shall be in writing and sent to the last known address of the headquarter offices of the respective parties. Any notice to ROXANE shall be addressed to
        Roxane Laboratories, Inc.
        1809 North Wilson Road
        P.O. Box 16532
        Columbus, Ohio  43216
        Attention:  President

        with a copy to

        General Counsel
        Roxane Laboratories, Inc,
        c/o 90 East Ridge Road
        P.O. Box 368
        Ridgefield, Connecticut  06877

        Any notice to UNIMED shall be addressed to:

        Unimed, Inc.
        35 Columbia Road
        Somerville, New Jersey  08876
        Attention:  President

10.7 The parties are each acting hereto as independent contractors and not as an agent or employee of the other.

10.8 This Agreement shall be interpreted under and governed by the law of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.


UNIMED, INC.
BY:  /s/ Charles P. Harrison
TITLE:  President

ROXANE LABORATORIES, INC.
BY:     /s/  Gerald C. Wjota
TITLE:  President

SCHEDULE "A"

As single entities or in any combination product.
Codeine
Morphine
Methadone
Oxycodone
Meperidine
Hydromorphone
Levorphanol
Hydrocodone
Fentanyl
Oxymorphone
Buprenorphine
Cocaine Hydrochloride